NEWS RELEASE
CONTACT CHRIS HEADLY
(540) 349-0218 or
chris.headly@tfb.bank

Fauquier Bankshares Announces Fourth Quarter 2017 Results

•	Pre-tax net income of $1.6 million compared to $1.7 million for the prior quarter and $1.0 million for the fourth quarter of 2016;

•	Net loan growth of $12.4 million for the fourth quarter of 2017;

•	Net interest margin of 3.75%, unchanged from the prior quarter and up 25 basis points from fourth quarter of 2016;

•	Adjusted return on average assets of 0.69% compared to 0.80% and 0.51% for the prior quarter and fourth quarter of 2016, respectively;

•	Adjusted return on average equity 7.72% compared to 8.96% and 5.91% for the prior quarter and fourth quarter of 2016, respectively;

•	Noninterest expenses increased 5.87% and decreased 1.33% compared to the prior quarter and fourth quarter of 2016;

•	Regulatory capital remains strong with ratios exceeding the well capitalized thresholds in all categories

WARRENTON, VA., February 9, 2018 -- Fauquier Bankshares, Inc. (the Company) (NASDAQ: FBSS) parent company of The Fauquier Bank (TFB) reported net income of $2.5 million, or $0.66 per share assuming dilution, for the year ended December 31, 2017, compared to  $3.7 million, or $0.98 per share assuming dilution, for the year ended December 31, 2016.  The Company reported a net loss of $544,000 for the fourth quarter of 2017, or $(0.14) per share assuming dilution, compared with net income of  $1.3 million, or $0.34 per share assuming dilution, for the prior quarter and $808,000, or $0.22 per share assuming dilution, for the fourth quarter of 2016.

The results for the year and quarter ended December 31, 2017 include the effect of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. Among other things, the Act permanently lowers the federal corporate income tax rate to 21% from the maximum rate prior to the passage of the Act of 35%, effective January 1, 2018. As a result of the reduction of the federal corporate income tax rate, U.S. generally accepted accounting principles (GAAP) require companies to re-measure their deferred tax assets and deferred tax liabilities, including those accounted for in accumulated other comprehensive income, as of the date of the Act’s enactment and record the corresponding effects in income tax expense in the fourth quarter of 2017.  As a result of the permanent reduction in the corporate income tax rate, the Company recognized a $1.7 million reduction in the value of its net deferred tax asset and recorded a corresponding incremental income tax expense of $1.7 million in the Company’s consolidated results of operations for the fourth quarter of 2017.  Management expects the negative effect of the Act on the Company’s results of operations in 2017 will be recovered over future periods when the lower corporate income tax rate of 21% will be used to calculate income tax expense, which is expected to positively affect the Company’s net income.  The Company’s evaluation of the effect of the Act is subject to refinement for up to one year after enactment.

For the year ended December 31, 2017, the Company’s return on average equity (ROE) and on average assets (ROA) were 4.44% and 0.39%, respectively, compared to 6.82% and 0.60%, respectively, for the year ended December 31, 2016.  For the fourth quarter of 2017, the Company’s ROE and ROA were (3.77)% and (0.33)%, respectively, compared to 8.96% and 0.80%, respectively, for the prior quarter and 5.91% and 0.51%, respectively, for the fourth quarter of 2016.  Excluding the effect of the revaluation of the Company’s net deferred tax asset, for the year ended December 31, 2017, the Company’s adjusted ROE and adjusted ROA were 7.39% and 0.66%, respectively, and for the fourth quarter of 2017, the Company’s adjusted ROE and adjusted ROA were 7.72% and 0.69%, respectively.

Marc Bogan, President and CEO, said, "We are pleased with the progress made in the fourth quarter and the full year of 2017. Excluding the one-time adjustment as a result of the Tax Cuts and Jobs Act, we were able to increase profitability through growth in our earning assets, improved margins, and expense management.  As we continue to make progress on our strategic goals, we are encouraged by our ability to improve profitability by executing on our mission in seeking excellence through an engaged and empowered team, and building valued relationships with our customers and community.  Our management team recognizes future opportunities and is confident that we will execute our strategic initiatives to grow the balance sheet and net interest income, increase fee income and manage expenses, which will allow us to move toward our goal of becoming a high performing community bank."

Total assets were $644.6 million on December 31, 2017 compared to $631.7 million on September 30, 2017 and $624.4 million on December 31, 2016. Net loans increased $12.4 million or 2.55% to $497.7 million on December 31, 2017 from $485.3 million on September 30, 2017 and increased $39.1 million or 8.53% from $458.6 million on December 31, 2016. Total deposits were $570.0 million on December 31, 2017 compared to $556.2 million and $546.2 million on September 30, 2017 and December 31, 2016, respectively. Low cost transaction deposits (demand and interest checking accounts) were $361.2 million, an increase of $13.2 million and $12.4 million from September 30, 2017 and December 31, 2016, respectively.

Net interest margin was 3.75% for the fourth quarter of 2017, unchanged from the prior quarter and 3.50% for the same period in 2016. Net interest income for the fourth quarter of 2017 increased $149,000 when compared to the prior quarter and increased $555,000 to $5.6 million when compared to $5.1 million for the same period in 2016. Net interest margin was 3.66% for the year ended December 31, 2017 compared to 3.50% for the same period in 2016. Net interest income for the year ended December 31, 2017 increased $1.5 million to $21.3 million when compared to $19.7 million for the same period in 2016.

Nonperforming assets were $10.4 million on December 31, 2017, compared to $13.0 million on December 31, 2016. Included in nonperforming assets on December 31, 2017 were $3.2 million of nonperforming loans and $1.36 million of other real estate owned. The ratio of nonperforming loans to total loans was 0.63% at December 31, 2017 compared to 0.76% at December 31, 2016.

Net loan recoveries for the fourth quarter of 2017 were $541,000 compared to $108,000 in the fourth quarter of 2016. Net loan recoveries for the year ended December 31, 2017 were $49,000, compared to $840,000 for the same period in 2016. Allowance for loan losses was $5.1 million or 1.01% of total loans on December 31, 2017 compared to $4.5 million or 0.98% of total loans on December 31, 2016. The allowance for loan losses coverage ratio was 1.60 times nonperforming loans on December 31, 2017 compared to 1.28 times for the same period in 2016.

Noninterest income increased $93,000 and $95,000 to $1.4 million in the fourth quarter of 2017 compared to $1.3 million for the prior quarter and same period in 2016, respectively.  For the year ended December 31, 2017, noninterest income increased $171,000 to $5.5 million compared to $5.3 million during the same period in 2016. Noninterest expense for the fourth quarter of 2017 increased $293,000 to $5.3 million compared to $5.0 million for the prior quarter and decreased $71,000 compared to the same period in 2016. Noninterest expense for the year ended December 31, 2017 was $20.8 million compared to $20.9 million for the same period in 2016.

Shareholders' equity increased $1.7 million to $56.1 million on December 31, 2017 compared to $54.5 million on December 31, 2016.  The book value per common share was $14.92 as of December 31, 2017. Fauquier Bankshares' stock price closed at $21.90 per share on December 29, 2017.

At December 31, 2017, the Bank's common equity tier 1 capital ratio and tier 1 risk-based capital ratio were 11.43%. The Bank's total risk-based ratio and leverage ratio were 12.41% and 9.17%, respectively, at December 31, 2017. The Bank exceeds all fully phased-in capital requirements of Basel III, effective January 1, 2019, at December 31, 2017.

The Company will continue to focus on its growth and profitability strategy.  Our outlook for 2018 and beyond includes a number of strategic initiatives intended to grow the business and enhance shareholder value.  The following is an update on the Company's progress toward those goals.

•	Maintain a strong net interest margin – quarterly results indicate an improved interest rate margin since the fourth quarter of 2016.
•
Increase commercial and consumer loans at or above the local market while maintaining strong asset quality – growth in net loans of $39.1 million since December 31, 2016 and a decrease in nonperforming assets of $2.7 million since December 31, 2016.

•
Grow noninterest income from secondary market loan sales originated by our mortgage banking business – received necessary approvals and originated our first secondary market loan which resulted in the recognition of noninterest income of $10,000 during the fourth quarter of 2017.

•	Lower operating expenses by cost containment through process, technology and staffing efficiencies – reduced noninterest expenses for the year by $87,000 compared to year end 2016.

Fauquier Bankshares, through its operating subsidiary, The Fauquier Bank is an independent, locally-owned, community bank offering a full range of financial services, including internet banking, mobile banking with mobile deposit, commercial, retail, insurance, wealth management, and financial planning services through eleven banking offices throughout Fauquier and Prince William counties in Virginia. Additional information is available at www.tfb.bank or by calling Investor Relations at (800) 638-3798.

This news release may contain "forward-looking statements" as defined by federal securities laws. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements.  Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates and the shape of the interest rate yield curve, general economic conditions, legislative/regulatory policies, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the FDIC and the Board of Governors of the Federal Reserve System, the quality or composition of the loan and/or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market area, our plans to expand our branch network and increase our market share, and accounting principles, policies and guidelines. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating our forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this news release.

FAUQUIER BANKSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	For the Quarter Ended,
(Dollars in thousands, except per share data)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
EARNINGS STATEMENT DATA:
Interest income	$6,191	$6,001	$5,713	$5,415	$5,569
Interest expense	556	515	509	469	489
Net interest income	5,635	5,486	5,204	4,946	5,080
Provision for loan losses	125	110	235	50	—
Net interest income after provision for loan losses	5,510	5,376	4,969	4,896	5,080
Noninterest income	1,378	1,285	1,393	1,412	1,283
Noninterest expense	5,286	4,993	5,150	5,415	5,357
Income before income taxes	1,602	1,668	1,212	893	1,006
Income taxes	2,146	387	222	125	198
Net income (loss)	$(544)	$1,281	$990	$768	$808

PER SHARE DATA:
Net income (loss) per share, basic	$(0.14)	$0.34	$0.26	$0.20	$0.22
Net income (loss) per share, diluted	$(0.14)	$0.34	$0.26	$0.20	$0.22
Cash dividends	$0.12	$0.12	$0.12	$0.12	$0.12
Weighted average shares, basic	3,762,677	3,765,359	3,769,201	3,761,501	3,753,698
Weighted average shares, diluted	3,772,700	3,773,813	3,778,532	3,768,676	3,763,002
Book value at period end	$14.92	$15.20	$14.93	$14.66	$14.51

BALANCE SHEET DATA:
Total assets	$644,613	$631,717	$646,265	$630,032	$624,445
Loans, net	497,705	485,326	463,309	451,166	458,608
Investment securities	73,699	68,682	65,539	58,212	51,755
Deposits	570,023	556,209	571,902	551,103	546,157
Transaction accounts (Demand & interest checking accounts)	361,246	348,005	359,725	344,324	348,819
Shareholders' equity	56,142	57,185	56,259	55,267	54,451

PERFORMANCE RATIOS:
Net interest margin(1)	3.75%	3.75%	3.60%	3.52%	3.50%
Return on average assets	(0.33)%	0.80%	0.63%	0.50%	0.51%
Return on average equity	(3.77)%	8.96%	7.10%	5.68%	5.91%
Efficiency ratio(2)	74.35%	72.62%	76.81%	83.95%	83.01%
Yield on earning assets	4.12%	4.09%	3.94%	3.85%	3.86%
Cost of interest bearing liabilities	0.47%	0.45%	0.45%	0.43%	0.43%

(1)	Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Company's net yield on its earning assets.
(2)	Efficiency ratio is computed by dividing noninterest expense by the sum of fully taxable equivalent net interest income and noninterest income, net of securities gains or losses.

FAUQUIER BANKSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

	For the Quarter Ended,
(Dollars in thousands, except for ratios)	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
ASSET QUALITY RATIOS:
Nonperforming loans	$3,180	$2,431	$2,322	$3,207	$3,523
Other real estate owned (OREO)	1,356	1,356	1,356	1,356	1,356
Total nonperforming loans and OREO	4,536	3,787	3,678	4,563	4,879
Restructured loans still accruing	4,182	4,361	4,506	4,541	5,305
Student loans (U. S. Government 98% guaranteed) past due 90 or more days and still accruing	1,616	2,129	2,397	2,438	2,538
Other loans past due 90 or more days and still accruing	49	565	104	1	321
Total nonperforming assets	$10,383	$10,842	$10,685	$11,543	$13,043

Nonperforming loans to total loans, period end	0.63%	0.50%	0.50%	0.70%	0.76%
Nonperforming assets to period end total assets	0.70%	0.60%	0.57%	0.72%	0.78%
Allowance for loan losses	$5,094	$4,428	$4,279	$4,447	$4,525
Allowance for loan losses to period end loans	1.01%	0.90%	0.92%	0.98%	0.98%
Allowance for loan losses as percentage of nonperforming loans, period end	160.19%	182.15%	184.28%	139.60%	128.44%
Net loan charge-offs (recoveries) for the quarter	$(541)	$(39)	$434	$97	$(108)
Net loan charge-offs (recoveries) to average loans	(0.11)%	(0.01)%	0.09%	0.02%	(0.02)%

CAPITAL RATIOS:
Tier 1 leverage ratio (Bank only)	9.17%*	9.51%*	9.36%*	9.44%*	9.23%*
Common equity tier 1 capital ratio (Bank only)	11.43%*	12.07%*	12.35%*	12.43%*	12.22%*
Tier 1 risk-based capital ratio (Bank only)	11.43%*	12.07%*	12.35%*	12.43%*	12.22%*
Total risk-based capital ratio (Bank only)	12.41%*	12.96%*	13.24%*	13.38%*	13.17%*
Tangible equity to total assets (Consolidated Company)	8.71%	9.05%	8.71%	8.77%	8.72%

*
Reflects Basel III capital requirements effective January 1, 2015. When fully phased-in on January 1, 2019 the rules will require the Bank to maintain a minimum tier 1 leverage ratio of 4.0%, a minimum common equity tier 1 capital ratio of 4.5% plus a "capital conversation buffer" of 2.5% for a total of 7.0%, a tier 1 risk-based capital ratio of 6.0% plus a "capital conservation buffer" of 2.5% for a total of 8.5%, and a total risk-based capital ratio of 8.0% plus a "capital conversation buffer" of 2.5% for a total of 10.5%.

 FAUQUIER BANKSHARES, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(Dollars in thousands, except per share data)	For the Year Ended,
	December 31, 2017	December 31, 2016
EARNINGS STATEMENT DATA:
Interest income	$23,320	$21,574
Interest expense	2,049	1,843
Net interest income	21,271	19,731
Provision for (recovery of) loan losses	520	(508)
Net interest income after provision for (recovery of) loan losses	20,751	20,239
Noninterest income	5,468	5,297
Noninterest expense	20,844	20,925
Income before income taxes	5,375	4,611
Income taxes	2,879	937
Net income	$2,496	$3,674

PER SHARE DATA:
Net income per share, basic	$0.66	$0.98
Net income per share, diluted	$0.66	$0.98
Cash dividends	$0.48	$0.48
Weighted average shares, basic	3,764,690	3,753,757
Weighted average shares, diluted	3,773,010	3,763,929

PERFORMANCE RATIOS:
Net interest margin(1)	3.66%	3.50%
Return on average assets	0.39%	0.60%
Return on average equity	4.44%	6.82%
Efficiency ratio(2)	76.80%	82.36%

Net loan charge-offs (recoveries)	$(49)	$(840)
Net loan charge-offs (recoveries) to average loans	(0.01)%	(0.19)%

(1)	Net interest margin is calculated as fully taxable equivalent net interest income divided by average earning assets and represents the Company's net yield on its earning assets.

(2)	Efficiency ratio is computed by dividing noninterest expense by the sum of fully taxable equivalent net interest income and noninterest income, net of securities gains or losses.

FAUQUIER BANKSHARES, INC. AND SUBSIDIARIES

Reconciliation of Certain Non-GAAP Financial Measures

(Dollars in thousands, except for ratios)	(1)	For the Quarter Ended		For the Year Ended
		December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Adjusted Net Income and Earnings Per Share
Net income (loss), as reported	A	$(544)	$808	$2,496	$3,674
Net deferred tax asset revaluation adjustment		1,669	—	1,669	—
Adjusted net income	B	$1,125	$808	$4,165	$3,674

Weighted average shares, assuming dilution	C	3,772,700	3,763,002	3,773,010	3,763,929
Weighted average shares, basic	D	3,762,677	3,753,698	3,764,690	3,753,757

Earnings (loss) per share, assuming dilution
Earnings (loss) per share, assuming dilution, as reported	A/C	$(0.14)	$0.22	$0.66	$0.98
Adjusted earnings per share, assuming dilution	B/C	0.30	0.22	1.10	0.98
Earnings (loss) per share, basic
Earnings (loss) per share, basic, as reported	A/D	(0.14)	0.22	0.66	0.98
Adjusted earnings per share, basis	B/D	$0.30	$0.22	$1.11	$0.98

Adjusted Return on Average Equity (ROE)
Average shareholders' equity	E	57,848	54,354	56,360	53,839

ROE, as reported	A/E	(3.73)%	5.91%	4.43%	6.82%
Adjusted ROE	B/E	7.72%	5.91%	7.39%	6.82%

Adjusted Return on Average Assets (ROA)
Average assets	F	$648,040	$630,499	$633,946	$616,793

ROA, as reported	A/F	(0.33)%	0.51%	0.39%	0.60%
Adjusted ROA	B/F	0.69%	0.51%	0.66%	0.60%

(1)	The letters included in this column are provided to show how certain non-GAAP amounts presented in the Reconciliation of Certain Non-GAAP Financial Measures are calculated.

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